UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2012

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On May 4, 2012, Keryx Biopharmaceuticals, Inc. (the “Keryx”) entered into a License Termination and Technology Transfer Agreement (the “Termination Agreement”) with AOI Pharma, Inc. (“AOI”) and AEterna Zentaris GmbH (“Zentaris”), terminating that certain License and Cooperation Agreement, as amended, relating to KRX-0401 (“perifosine”). Under the Termination Agreement, all license rights have reverted back to Zentaris. In exchange for the transfer of the U.S. Investigational New Drug Application, development data, intellectual property and contracts to Zentaris, Zentaris has assumed all costs related to the perifosine program going forward. Keryx will receive a low single-digit royalty on future net sales of perifosine in the U.S., Canada and Mexico.

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2012, Keryx issued a press release announcing its results for the first quarter ended March 31, 2012. Keryx also announced that on Wednesday, May 9, 2012 at 8:30am EST, Keryx will host an investor conference call to discuss the Company’s first quarter financial results and provide a business outlook for the remainder of 2012. A copy of such press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: May 8, 2012
	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated May 8, 2012.